Exhibit 99.1

For Immediate Release on June 18, 2012

Gasco Energy, Inc. Announces Publication of BLM Record of Decision for the Uinta Basin Development Project EIS

DENVER — June 18, 2012 — Gasco Energy, Inc. (NYSE Amex: GSX) (“Gasco” or the “Company”) announced today that the Bureau of Land Management (BLM) has signed the Record of Decision on the Environmental Impact Statement (EIS) that authorizes development of Gasco’s Uinta Basin field in Duchesne, and Uintah Counties in Utah. This field includes Gasco’s core Riverbend Project.

With this decision, Gasco has demonstrated its ability to meet the strict federal regulatory requirements of multiple agencies that reviewed the company’s proposal. The BLM’s decision is further evidence of Gasco’s expertise in safely and responsibly developing natural resources for the benefit of American consumers.

“This is the culmination of eight years of work and substantial effort from our team, the BLM, U.S. Fish and Wildlife Service, the Advisory Council for Historic Preservation and the Environmental Protection Agency, to responsibly develop the energy resources within this field,” Gasco Chief Executive Officer and President W. King Grant said. “We have enjoyed a very collaborative and successful working relationship with all of the federal agencies involved, as well as state, county and local government stakeholders.”

BLM confirmed, “The final plan approved today reduces surface disturbance, eliminates floodplain impacts, protects the viewshed for Green River, Desolation Canyon, and Nine-Mile Canyon, and reduces impacts to water, soil and air quality.”  BLM Utah State Director Juan Palma noted that “Today’s announcement is a prime example of the successful collaboration among the BLM, Environmental Protection Agency, the U.S. Fish and Wildlife Service and Uinta and Duchesne Counties.”

The Environmental Protection Agency supports Gasco’s project and stated in an article published by Bloomberg on March 16, 2012 that: “We worked closely together to address environmental and public-health impacts and believe the final environmental impact statement addresses them well,” the EPA said in an e-mail. “The Gasco Project is a good example of a domestic energy development project that will go forward with vital safeguards to control pollution.”

Gasco’s project will tap an existing gas field that already has 135 producing wells and extensive infrastructure, pipelines, and roads. Gasco will also continue to explore for oil and gas in other areas within the project area.  Gasco believes this further exploration and development of the field could yield nearly three trillion cubic feet (Tcf) of natural gas through 2053.

The project area is located primarily on 177,644 acres of BLM-administered lands. Development of these resources will bring secure, domestic energy to American consumers while creating 2,710 jobs and $613 million in economic activity annually, according to a recent study prepared for the Western Energy Alliance.

As a result of a collaborative process among federal, state, local and tribal governments, Gasco and the Utah conservation community, BLM altered the boundaries of the project to further protect the resources associated with the Green River and Nine Mile Canyon.  Gasco agreed to this change to further protect the valuable wild and scenic values along the Green River and the downstream Desolation Canyon.

The BLM’s approval follows an extensive review that considered and incorporated feedback from outside groups.  In response to comments submitted by EPA and other stakeholders, BLM developed a preferred alternative — known as “Alternative F” — that, among other steps, reduces the project’s scale to 1,298 wells from the 1,491 originally proposed by Gasco. According to the EPA, this plan “substantially reduces potential impacts to air quality and water resources” by adding “vital environmental safeguards” to the project.

“We realize that there is concern and a misperception by some that Gasco’s project area is within close proximity to Desolation Canyon,” Mr. Grant said. “In fact, our project area is six miles from the northern edge of Desolation Canyon. Gasco appreciates that the Green River is a popular river rafting location, and it specifically removed all wells that would be visible from the Green River viewshed. Gasco is committed to responsible development and environmental stewardship throughout implementation of the project.

“Today’s decision is a milestone, but it does not represent an endpoint in our dialogue with our stakeholders,” Mr. Grant said. “We stand ready to answer questions and work collaboratively with all who share our goal of balancing prudent energy development with common-sense environmental stewardship.”

About Gasco

Denver-based Gasco Energy, Inc. (NYSE Amex: GSX) is an independent oil and gas company focused on building shareholder value through the development of large natural gas deposits in the U.S. Rocky Mountain region and on exploratory oil plays in the San Joaquin Basin in California. Focused primarily on Utah’s Uinta Basin, Gasco targets multiple, tight-gas sands and shales that are regionally extensive across its leasehold. Gasco’s SEC-defined proved reserves at year-end 2011 were approximately 19.9 billion cubic feet of natural gas equivalent, comprised 92% of natural gas and 100% of the quantities are proved developed. The Company operates more than 130 producing wells in its core Riverbend Project in the Uinta Basin.

For further information, please contact:

Name: Stephen Power, The Brunswick Group

Telephone: (202) 393-7337

Email: spower@brunswickgroup.com

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s expectations about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable under the circumstances, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve assumptions which may be inaccurate, and known and unknown risks and uncertainties (some of which are beyond Gasco’s control), that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include the consummation of recently announced asset sales or transactions on a timely basis; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices; competition from other companies with greater resources; environmental and other government regulations, including new or proposed legislation; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 28, 2012, and (2) Gasco’s reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.